Synthesis Energy Systems Signs MOU with Hongye for Large Scale Glycol Project

Exclusive Agreement for Supply of SES Technology and Equipment for 600,000 Tonnes-Per-Year
Glycol Plant in Inner Mongolia, China

HOUSTON, October 15, 2013 -- Synthesis Energy Systems, Inc. (NASDAQ: SYMX) ("SES") announced today that its subsidiary company, SES New Energy Technologies (Shanghai) Co., Ltd., has entered into a Memorandum of Understanding (“MOU”) with Hongye International Investment Group Co., Ltd. (“Hongye”), for the supply of SES’ gasification technology, equipment and services to Hongye’s 600,000 tonnes-per-year glycol plant to be built in the Inner Mongolia Autonomous Region of China.

The MOU agreement was formally signed yesterday in Los Angeles, California, at the China Enterprise Council's Seminar on US States - China Provinces Economic and Trade Cooperation and CEC Annual Meeting. The China delegation was led by Chairwoman Ms. Bu Xiaolin of the Inner Mongolia Autonomous Region. This is a region of strategic importance and the center for the development of China's growing coal-to-chemicals industry as designated in Beijing's twelfth Five-year plan. This large coal-to- chemicals project will be located in the Qianlishan Industrial Zone in Wuhai City, Inner Mongolia, China.

Hongye has received pre-approval for this project from the Development and Reform Commission of the Inner Mongolia Autonomous Region, and further approvals required to advance the project are currently being sought. The total project investment is expected to be approximately 9.5 billion RMB, with construction taking place over a two-year period. Under the terms of the MOU, Hongye, the largest shareholder of SES, intends to use SES’ Gasification Technology to convert the plant’s low quality coal feedstock into syngas, which will then be converted to glycol.

Additionally, both companies have agreed to work exclusively on this project for the next 12 months while the technology licensing, equipment supply and technical service agreements are completed. During this period, Hongye will be managing the development of the project, including obtaining the remaining necessary government approvals.

Hongye's chairman, Mr. Gao Feng, stated, "SES’ gasification technology is well suited for our glycol project because of the technology’s ability to cleanly and cost effectively convert our local lignite and other low quality coals from Inner Mongolia into syngas. Inner Mongolia is well suited for the application of SES’ gasification technology, especially since it is a region with planned growth in the coal chemical industry of China and is rich in these types of low quality coals. In Inner Mongolia, we are also very focused on managing limited water resources and this was another strong point for our selection of SES as their technology uses much less water than is typical of other gasification technologies.” Mr. Gao added, “Because of these factors, Hongye’s current strategic cooperation with SES is not limited to our two companies, but also is one that I believe could play a very important role in creating a business model in Inner Mongolia for establishing energy independence and supply security for China over the long term. We look forward to advancing the next steps of this project together with SES."

"Hongye has a strong presence in the coal industry in Inner Mongolia and this project has the potential to provide a great example of a future solution for using low cost, low quality domestic resources in China in a clean and responsible manner," said Robert Rigdon, president and CEO of SES. “We believe this cooperation is a win-win opportunity for both parties and we look forward to finalizing the technical and commercial arrangements for the supply of our technology, equipment and services and then to have the project quickly move forward into the detailed engineering and construction phases. Because of our technology's capability to cleanly process these lower quality coals in Inner Mongolia, we have become the key for our customers like Hongye to achieve lower operating costs, which enable positive operating margins from their projects.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment, engineering and technical services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. The SES technology converts coal in a cost effective manner into synthesis gas without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of the SES gasification technology relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use most all qualities of coal (including lower grade, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

About Hongye International Investment Group Co., Ltd.

The Group headquarters is located in the City of Wuhai, Inner Mongolia Autonomous Region. Supported by local authorities and the rich natural resources, the Group has been actively working on a research for efficient and clean conversion of coal and a diversification of organic chemical raw material source and has successfully organized its eight business lines including coal mining, mining and processing, coal chemical industry, gas heavy truck equipment manufacturing, ecological agriculture, ecological pharmaceuticals, investment and financing, and culture industries. Guided by state polices and a scientific point of view of development, the Group is growing closely complying with 12th Five-year Plan for coal chemical industry and the region’s 8337 Project. By 2011, the Group has established 18 wholly owned, holding and joint-stock enterprises, including 15 wholly owned and holding, scattered around Shanghai, Beijing, Suzhou, Shandong Zaozhuang and Lianyungang, Henan Yima, Inner Mongolia, American Santiago and Chicago. The Group was also listed the China top 500 private enterprises and Inner Mongolia top 100 in 2011, which laid a groundwork for large sized ethanediol and coal chemical projects.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, the ability of the ZZ joint venture to effectively operate XC's methanol plant and produce methanol, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

Synthesis Energy Systems, Inc.

Charles Costenbader

Chief Financial Officer

(713) 579-0600

Charles.Costenbader@synthesisenergy.com

MBS Value Partners, LLC

Matthew D. Haines (Investors)

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Emily Simmons

Senior Managing Director

(212) 808-4904

SES@feintuchpr.com